                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-102888


SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED MARCH 11, 2003
(TO PROSPECTUS DATED FEBRUARY 26, 2003)



                                  $320,000,100
                                 (Approximate)


                               INDYMAC MBS, INC.
                                   Depositor


                            [INDYMAC MBS, INC. LOGO]
                          Seller and Master Servicer


                 RESIDENTIAL ASSET SECURITIZATION TRUST 2003-A3
                                    Issuer


               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-C


                               ----------------

The Prospectus Supplement dated March 11, 2003 to the Prospectus dated
February 26, 2003 with respect to the above captioned series of certificates is hereby amended as follows:

The numbers in the chart on pages S-23 and S-24 of the Prospectus Supplement are revised as follows:




                                                                   AS OF
                                                                DECEMBER 31,
                                                               -------------
                                                                    2002
                                                               -------------
      Total Number of Conventional Mortgage Loans
        in Portfolio .......................................      70,253
      Delinquent Mortgage Loans and Pending
        Foreclosures at Period End(1):
           30-59 days ......................................        2.69%
           60-89 days ......................................        0.70%
           90 days or more (excluding pending
              foreclosures) ................................        1.25%
                                                                  ------
      Total Delinquencies ..................................        4.64%
                                                                  ======
      Foreclosures pending .................................        1.28%
                                                                  ------
      Total delinquencies and foreclosures pending .........        5.92%
                                                                  ======

----------------
(1) As a percentage of the total number of loans master serviced.












                           BEAR, STEARNS & CO. INC.
                                 April 23, 2003